Exhibit 15.1

August 28, 2019

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this registration statement on Form 20-F of Profound Medical Corp. of our report dated August 14, 2019 relating to the financial statements of Profound Medical Corp., which appears in such registration statement. We also consent to the reference to us under the heading “G. Statement by Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Canada

PricewaterhouseCoopers LLP

PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5

T: +1 905 815 6300, F: +1 905 815 6499

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.